UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2017

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2017, ANI Pharmaceuticals, Inc. (the "Company" or "ANI") entered into and closed on an Asset Purchase Agreement (the "Agreement") with AstraZeneca AB and AstraZeneca UK Limited (collectively, the "Sellers") and acquired the Sellers' right, title and interest in four NDAs and U.S. rights to market ATACAND®, ATACAND HCT®, ARIMIDEX®, and CASODEX® (the "Acquired Assets").

In consideration for the purchase of the Acquired Assets, the Company paid to the Sellers $46.5 million in cash, and agreed to pay sales-based milestones and royalties under a license agreement (the "License Agreement") as described in Item 8.01 below. In the event that the combined annual net sales of both Atacand and Atacand HCT for each of the 2020, 2021 and 2022 calendar years equals or exceeds a threshold amount in each such year, then the Company shall pay to AstraZeneca AB an aggregate milestone amount of $3,000,000 within 60 days after the end of 2022.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2017, the Company and its subsidiaries entered into a five-year senior secured credit facility (the "Credit Agreement") with Citizens Bank, N.A. as a lender and as administrative agent. The Credit Agreement is comprised of a $75 million five-year term loan and a $50 million senior secured revolving credit facility. The Credit Agreement is secured by the assets of the Company.

On December 29, 2017, the Company drew down the $75 million term loan, the proceeds of which were used to (i) finance the Company's acquisition of the four NDAs acquired from the Sellers for $46.5 million in cash as described in Item 1.01 above, and (ii) refinance existing indebtedness of $25 million that was outstanding against the Company's now retired asset-based revolving credit facility with Citizens Business Capital, a division of Citizens Asset Finance, Inc., dated May 12, 2016. No other amount was drawn under the Credit Agreement.

The Company may repay borrowings under the term loan and revolving credit facility without any premium or penalty, but must repay all borrowing thereunder by August 30, 2019 unless it meets certain conditions relating to its repayment or refinance of its outstanding 3.0% Senior Convertible Notes due 2019 as set forth in the Credit Agreement, and in no event later than December 29, 2022.

Term loans under the Credit Agreement bear interest at a rate per annum of, at the Company’s option, either (i) the Alternative Base Rate, as defined in the Credit Agreement, plus an applicable Base Rate Margin, which varies within a range of 0.50% to 1.25% depending on the Company’s total leverage ratio (as determined under the Credit Agreement), or (ii) the LIBOR Rate, as defined in the Credit Agreement, plus an applicable LIBOR Margin and L/C Fee, which varies within a range of 1.50% to 2.25% depending on the Company’s total leverage ratio (as determined under the Credit Agreement). The Company is required to pay a Commitment Fee at a rate per annum that varies within a range of 0.25% to 0.35% depending on the Company’s total leverage ratio (as determined under the Credit Agreement).

The Company must comply with various customary financial and non-financial covenants under the Credit Agreement. The primary financial covenants under the Credit Agreement consist of a maximum total leverage ratio, which initially shall be no greater than 3.75 to 1.00, a maximum senior secured leverage ratio, which initially shall be no greater than 2.50 to 1.00, and a minimum fixed charge coverage ratio which shall be greater than or equal to 1.25 to 1.00. The primary non-financial covenants under the Credit Agreement limit, subject to various exceptions, the Company’s ability to incur future indebtedness, to place liens on assets, to pay dividends or make other distributions on the Company’s capital stock, to repurchase the Company’s capital stock, to conduct acquisitions, to alter its capital structure and to dispose of assets.

The lenders under the Credit Agreement are entitled to accelerate repayment of the loans under the Credit Agreement upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal, interest, fees or other amounts in respect of the loans (subject to a grace period for non-principal amounts), breach of certain covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any of the Company's or any certain of its subsidiaries' indebtedness agreements above a threshold principal amount, a bankruptcy or insolvency event with respect to the Company or certain of its subsidiaries, an unsatisfied judgment against the Company or certain of its subsidiaries above a threshold amount, or a change of control (as defined in the Credit Agreement).

Item 8.01.	Other Events.

In connection with the acquisition of the Acquired Assets, the Company also entered into a License Agreement with the Sellers, pursuant to which, with respect to the Atacand products, the Company agreed to pay AstraZeneca AB a royalty based on the total Net Sales of Atacand products, as calculated in accordance with U.S. GAAP. The term of the License Agreement continues until terminated. The Company or the Sellers may terminate the License Agreement upon 90 days' prior written notice in the event the other party to the License Agreement materially breaches the License Agreement, provided that a breaching party shall have an opportunity to cure such breach during the 90-day notice period, and may be entitled to additional time to cure as is reasonably required to cure such breach using continuous commercially reasonable efforts. Furthermore, except with respect to any breach relating to the certain trademarks and intellectual property rights, termination of the License Agreement by the Sellers is a remedy of last resort and may be invoked only in the case where the breach cannot reasonably be remedied by the payment of money damages or specific performance or injunctive relief. Furthermore, the License Agreement may also be terminated in the event of insolvency by either Party or by mutual agreement of the Company and the Sellers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release, dated December 29, 2017, relating the acquisition of the Acquired Assets
99.2	Press release, dated December 29, 2017, relating to the execution of the $125 million Credit Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance, and Chief Financial Officer
Dated: January 5, 2018